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                                                                    EXHIBIT 11.1


STATEMENT REGARDING COMPUTATION OF NET INCOME (LOSS) PER SHARE


                                                For the Period From
                                                 September 4, 1994             Year ended                   Six months ended
                                                (Date of Inception)           December 31,                        June 30,
                                                        to           ----------------------------     ---------------------------
                                                 December 31, 1994       1995            1996            1996            1997
                                                 -----------------       ----            ----            ----            ----
NET INCOME (LOSS) ..........................          ($989,250)     ($4,149,973)     ($4,146,763)    ($2,402,320)     $  162,518
                                                    ===========      ===========      ===========     ===========      ==========

NET INCOME (LOSS) PER SHARE

Weighted average common shares
 outstanding ...............................          2,403,229        2,486,746        2,520,668       2,505,756       2,608,540

Net effect of stock issued, stock options
exercised and stock options and
warrants granted during the 12-month
period prior to the Company's filing of
its initial public offering at less
than the assumed offering price, calculated
using the treasury stock method at the
assumed offering price of $13 per share,
and treated as outstanding
for all periods presented ..................            857,846          857,846          852,482         857,846         776,607
                                                    -----------      -----------      -----------     -----------      ----------



Shares used in computation of net income
  (loss) per share .........................          3,261,075        3,344,592        3,373,150       3,363,602       3,385,147
                                                    ===========      ===========      ===========     ===========      ==========



Net income (loss) per share ................             ($0.30)          ($1.24)          ($1.23)         ($0.71)     $     0.05
                                                    ===========      ===========      ===========     ===========      ==========


NET INCOME ......................................................................     ($4,146,763)                     $  162,518
                                                                                      ===========                      ==========

PROFORMA NET INCOME PER SHARE

Weighted average common shares
  outstanding ..............................                                            2,520,668                       2,608,540

Weighted average common shares giving effect
to conversion of convertible preferred
stock to common stock at the time of
preferred stock issuance ...................                                            4,969,433                       5,151,196

Net effect of stock issued, stock options
exercised and stock options and
warrants granted during the 12-month period
prior to the Company's filing of
its initial public offering at less than
the assumed offering price, calculated
using the treasury stock method at the
assumed offering price of $13 per share,
and treated as outstanding
for all periods presented .......................................................         852,482                         776,607
                                                                                      -----------                      ----------



     Total ......................................................................       8,342,583                       8,536,343
                                                                                      ===========                      ==========

PRO FORMA NET INCOME PER SHARE ..................................................          ($0.50)                          $0.02
                                                                                      ===========                      ==========
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